MAIN STREET BANCORP, INC.

1995 STOCK INCENTIVE PLAN

ARTICLE I.

Purpose

               This 1995 Stock Incentive Plan (the "Plan") is intended to provide a means for the granting of awards (each such award, an "Award") of stock options and stock appreciation rights to selected key employees of Main Street Bancorp, Inc. (the "Company") and such of its present or future affiliated companies as shall be designated from time to time by the Company's Board of Directors (the "Board") (each such employee, upon receipt of an Award, a "Participant"). This Plan is designed to (a) provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company; (b) assist the Company and such affiliated companies (the "affiliates") to attract, retain and motivate personnel with experience and ability; (c) make the Company's compensation program more competitive with those of other major employers; and
(d) link Participants directly to shareholder interests through increased stock ownership.

ARTICLE II.

Administration

               2.1  This Plan shall be administered by a
committee (the "Committee") consisting of two or more directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and applicable rules and regulations promulgated thereunder, a member of the Committee must be a director of the Company and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. Under current Rule 16b-3, a "disinterested person" is a person who does not at the time such person exercises discretion in administering the Plan, and at any time within one year prior thereto, receive a discretionary grant or award of stock or options or rights with respect to any equity securities of the Company or its affiliates pursuant to any plan of the Company or its affiliates.

               2.2 Subject to the express provisions of this Plan and to such orders or resolutions not inconsistent with the provisions of this Plan and applicable law as may be issued or
<PAGE 1> adopted from time to time by the Board, the Committee shall have full power and authority, in its discretion, to grant Awards; to determine to whom and the time when Awards will be granted; to designate Awards as incentive stock options or nonqualified stock options or stock appreciation rights; to determine the purchase price of the common stock covered by each option and the term of each option; to determine the terms of stock appreciation rights; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with Awards under this Plan; to accelerate the exercisability of Awards subsequent to their issuance; to interpret this Plan; to supervise the administration of this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of this Plan. The Committee may authorize such of the Company's officers or other persons to perform functions related to the execution and administration of this Plan (other than the granting of Awards, the interpretation of this Plan and the adoption of rules governing its execution and administration) as the Committee shall determine from time to time.

               2.3 All decisions made by the Committee pursuant to the powers vested in it by this Plan document and related orders or resolutions of the Board shall be final and binding on all persons (including Participants, the Company and any stockholder and/or employee of the Company or any affiliate). No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

               2.4 Neither the Committee, the Board, the Company nor any officers or employees of the Company or any of its affiliates shall have any duty to advise Participants of any rules, interpretations or determinations by the Committee, and each Participant shall be bound by such rules, interpretations or determinations upon communication thereof to such Participant, effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Committee.

               2.5 The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by a Participant who is the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who
<PAGE 2> takes such leave of absence.

ARTICLE III.

Scope and Term

               3.1 Awards under this plan may be granted in the form of incentive stock options (the "ISOs") as provided in
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or in the form of nonqualified stock options (the "NQSOs"). Any NQSO may, in the discretion of the Committee, be accompanied by stock appreciation rights (the "SARs"). As used in the preceding sentence, the term "stock appreciation rights" means the right to receive the payment provided for in
Article VII, upon the surrender of an unexercised related NQSO. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will not be ISOs. Unless otherwise indicated, references in this Plan to "Options" shall include ISOs and NQSOs.

               3.2 The total number of shares of common stock of the Company (the "Stock") that may be subject to Awards under this Plan shall be 150,000 shares, subject to adjustment in accordance with Article X hereof. Shares which are subject to Options and related SARs shall be counted only once in determining whether the maximum number has been exceeded. Issuance of Stock upon exercise of an Option or SAR and/or reduction in the number of shares of Stock subject to an Option upon exercise of an SAR shall reduce the total number of shares of Stock available under this Plan. There shall not be counted against this total any shares of Stock covered by an Option or SAR that has lapsed unexercised or has been terminated, forfeited, cancelled or surrendered unexercised (other than in connection with exercise of a related SAR) as hereinafter provided. Under no circumstances shall any fractional shares of stock be issued or sold under the Plan or any Award.

               3.3 Shares of Stock as to which Options and SARs under this Plan may be granted may be made available by the Company from authorized but unissued shares of Stock or from shares reacquired by the Company (including, without limitation, shares purchased in the open market or in private transactions), subject to adjustment provided for in Article X hereof.


ARTICLE IV.

Eligible Employees

               4.1 The persons who shall be eligible to receive Awards under this Plan shall be such key officers and other management employees (including officers and directors who are
<PAGE 3> employees) of the Company or its affiliates, without limitation as to length of service, who are from time to time serving in a managerial, administrative or professional position which is recommended to, and authorized by, the Committee for Awards under this Plan.

ARTICLE V.

Granting Awards

               5.1 Subject to the limitations of this Plan, the Committee, at any time and from time to time, and after such consultation with and consideration of the recommendations of management as the Committee deems desirable, shall select from eligible employees those persons to be granted Awards and determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Option and the terms and conditions, consistent with this Plan, upon which Options and SARs shall be awarded. The Committee shall make Awards to the key employees so selected for the number of Options and SARs and upon the terms and conditions so determined. No Options or SARs or underlying shares of Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options, SARs and/or Stock have been complied with to the satisfaction of the Committee and the Company.

               5.2 No Awards shall be granted under this Plan after its termination but Awards granted prior to such termination may extend beyond the termination date, and the terms of this Plan shall continue to apply to such Awards.

ARTICLE VI.

Terms and Conditions of Options

               6.1 General. Each Option granted pursuant to this Plan shall be subject to all of the terms and conditions hereinafter provided in this Article VI, all other terms and conditions as may be provided in any other Section of this Plan, -and such other terms and conditions ("Discretionary Conditions") as may be specified by the Committee with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Committee in the exercise of its powers under this Plan. Without limiting the foregoing, it is understood that the Committee may, at any time and from time to time after the granting of an Award under this Plan, specify such additional terms and conditions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities laws, and methods of
<PAGE 4> withholding or providing for the payment of required taxes. The terms and conditions with respect to any Award, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any Award to the Participant or any other Participant.

               6.2 Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the "Option Agreement") between the Company and the Participant, in a form approved by the Committee, which shall set forth the number of Options Awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Committee, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Committee may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to the Company and the Participant. The Option Agreement shall also apply to any SARs that are awarded in tandem with a NQSO.

               6.3 Option Price. The purchase price of the Stock covered by each Option (the "Option Price") shall be determined by the Committee, but in no event shall the Option Price be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. As used in this Plan, "Fair Market Value" as of any date shall mean the market price of the Stock, determined by the Committee as follows:

               (a) If the Stock was classified by Nasdaq as a national market issue (or, in the judgment of the Committee, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the shares of Stock reported in Nasdaq trading for that date or, if no reported sale of shares of Stock shall have occurred on such date, then on the next preceding day on which there was a reported sale.

               (b) If the shares of Stock were traded over-the-counter on the date in question but the Stock was not classified by Nasdaq as a national market issue (or, in the judgment of the Committee, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

               (c) If the shares of Stock were traded on a stock exchange on the date in question, then the Fair Market
          <PAGE 5> Value shall be equal to the closing price
          reported by the applicable composite transactions report for such date; and

               (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board in good faith on such basis as it deems appropriate, provided, however, that no determination with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with the Section 422 of the Code or the regulations thereunder.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Eastern
Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

               6.4 Term and Exercisability of Option. Subject to earlier termination as provided in this Plan, each Option Agreement entered into with a Participant shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the time period during which the Option is exercisable shall not end later than ten years after the date of the grant of the Option. The Committee shall have the power to permit, in its discretion, acceleration of the previously determined exercise terms of Awards granted to a Participant, subject to the terms of this Plan, under such circumstances and upon such terms and conditions as it deems appropriate. The expiration of outstanding Awards may also be accelerated as provided in Article X.

               6.5  Exercise. A.   Subject to the provisions of
this Plan and unless otherwise provided in the Option Agreement, an Option may be exercised, from time to time (subject, in the case of ISOs, to such restrictions as may be imposed from time to time by the Code unless waived by the Committee), as to any and all full shares of Stock subject to the Option by giving written notice to the Company of the exercise of the Option in accordance with such procedures as may be established from time to time by the Committee. Except as provided in Section 6.6 or Article X, no Option may be exercised at any time unless the Participant is then an employee of the Company or an affiliate.

               6.6  Rights Upon Termination of Employment.

               A. In the event that a Participant who has been granted an ISO ceases to be an officer or employee of the Company, or its affiliates, for any cause other than retirement, death, or disability, the Participant shall have the right, unless otherwise determined by the Committee, to exercise the ISO
<PAGE 6> during its term within a period of three months after such termination to the extent that the ISO was exercisable at the date of such termination of employment; upon retirement, the optionee shall have the right to exercise an ISO during its term within a period of three months after such retirement to the extent that the ISO was exercisable at the date of such retirement. Should the Participant holding an ISO die or become disabled (as determined by the Committee), the Participant or, as provided in the relevant Option Agreement, the Participant's successor in interest shall have the right to exercise the ISO during its term within a period of 12 months after such death or within a period of 12 months after such disability to the extent that the ISO was exercisable at the date of death or disability, but in no event after the expiration of its term.

               B. In the event that a Participant who has been granted a NQSO ceases to be an employee of the Company, or its affiliates, for any cause other than retirement, death, or disability, the Participant shall have the right, unless otherwise determined by the Committee, to exercise the NQSO during its term within a period of three months after such termination to the extent that the option was exercisable at the date of such termination of employment. In the event that a Participant retires, dies, or becomes disabled (as determined by the Committee) prior to termination of the NQSO without having fully exercised such Option, the Participant or, as provided in the relevant Option Agreement, such Participant's successor in interest shall have the right to exercise the NQSO during its term within a period of 12 months after the date of such termination due to retirement, death or disability, to the extent that the NQSO was exercisable at the date of termination due to retirement, death, or disability, or during such other period and subject to such terms as may be determined by the Committee at the time of issuance of the Options. Notwithstanding the foregoing, the Committee, in its discretion, may permit a Participant to exercise an NQSO, or any part thereof, during the 3 or 12 month period specified above if the NQSO becomes exercisable after termination of such Participant's employment, provided, however, that in no event may an Option be exercised after the expiration of its term.

               C.   For purposes of this Section 6.6:

                    (i) continued employment of a Participant by a successor corporation to the Company or by an affiliate of such successor corporation shall be deemed continued employment by the Company if such successor corporation or its affiliate has assumed this Plan and any Awards then held by the Participant; and

                    (ii) an Option shall be exercisable as of a
               <PAGE 7> particular time if it is then exercisable
               in accordance with the terms of the Option
               Agreement or this Plan, or as a result of acceleration, whether at the discretion of the Committee or otherwise.

               6.7 Payment. The Option Price for the shares as to which an Option is exercised shall be paid to the Company in full at the time the Option is exercised. Such payment shall be in cash, equal to the Option Price for the shares of Stock being purchased , unless the Committee determines to permit payment of the Option Price in accordance with the immediately following sentence. The Committee shall have the sole discretion to determine that it shall permit, at the election of a Participant, payment of the Option Price (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on date of payment equal to the Option Price for the shares of Stock being purchased and satisfying such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such shares of Stock. Under no circumstances may Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code, be tendered in payment of the Option Price without the consent of the Committee. In addition, and subject to the provisions of Section 12.2 with respect to withholding for taxes,
(i) prior to delivery of the shares of Stock issuable upon exercise of the Option, any amount necessary to satisfy applicable federal, state and/or local tax requirements shall be paid promptly by the Participant upon notification of the amount due; and (ii) whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

               6.8 Right as a Shareholder. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option or SAR until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

               6.9  Additional Conditions of ISOs.

               A. No ISO shall be granted hereunder more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders, whichever is earlier.

               B.   Each ISO shall be subject to such other and
<PAGE 8> additional terms, conditions and provisions as the
Committee may deem necessary or appropriate in order to qualify such ISO as an incentive stock option under Section 422 of the Code, including but not limited to the following provisions:

                    (i)  the aggregate Fair Market Value, at the
                    time such ISO is awarded, of the Stock
                    subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 422 of the Code are exercisable for the first time by the Participant during any calendar year under the plan and any other plans of the Company or its affiliates, shall not exceed $100,000.00; and

                    (ii) no ISO shall be awarded to any person if at the time of such award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or its affiliates, unless at the time such ISO is awarded the option price under such ISO at least one hundred and ten percent (10%) of the Fair Market Value of the Stock subject to such Option and the ISO by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

               C. From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified as incentive stock options under the Code and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations. The Committee may, in its sole discretion, cause the Company to convert an ISO to an NQSO upon such terms and conditions and in such manner as the Committee deems appropriate and equitable.

               6.10 Investment Purpose.

               A. Each Award under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder (whether by exercise of an Option or SAR) shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Stock subject to such Option or SAR is registered under the Securities Act of 1933, as amended, or in the event of a resale of such Stock without registration thereunder would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such
<PAGE 9> condition is not required under the Securities Act of
1933 or any other applicable law, regulation or rule of any governmental agency.

               B.   The Committee may require each person
purchasing shares of Stock pursuant to exercise of an Option or an SAR to represent to and agree with the Company in writing that such shares are being acquired for investment and without a view to distribution thereof. The certificates for shares of Stock so purchased may include any legend which the Committee deems appropriate to reflect any restriction or transfer. The Committee also may impose, in its discretion, as a condition of any Option or SAR, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option or SAR as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options and SARs for such periods as the Committee may determine and, further, in the event a Participant's employment by the Company or any of its affiliates terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to the Company at such price and on such other terms as the Committee may have specified in the Option Agreement.

               C.   A Participant shall give prompt written
notice to the Company of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two years after grant or one year after receipt of such shares by the Participant.

ARTICLE VII.

Terms and Conditions of SARS

               7.1 Grants. The Committee may grant SARs to employees in connection with NQSOs granted under this Plan at the time of grant of the NQSOs. Each SAR shall entitle the Participant to surrender to the Company an unexercised related NQSO (or any portion thereof which the Participant from time to time determines to surrender for this purpose) and to receive from the Company in exchange therefore, subject to the provision of this Plan and such rules and regulations as from time to time may be established by the Committee, a payment (the "SAR Payment") equal to the excess of the Fair Market Value on the exercise date of one share of Stock over the Option Price per share times the number of full or whole shares covered by the NQSO, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date.
  <PAGE 10>
               7.2 General. Each SAR shall be subject to the same terms and conditions as the Option to which it relates (including terms set forth in the related Option Agreement), shall be exercisable only to the extent the related Option is exercisable and shall be subject to such other terms and conditions as the Committee may determine.

               7.3  Exercise of SARS; Payments.

               A. SARs may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the whole number of shares of Stock subject to an exercisable Option with respect to which the SAR is being exercised.

               B. Upon exercise of an SAR, payment shall be made in the form of shares of Stock with a Fair Market Value equal to the SAR Payment, provided that, no fractional shares shall be issued and the number of shares of Stock to be received by the Participant shall be rounded down to the nearest whole number, unless the Committee, in its discretion, determines otherwise, in which case cash shall be paid in lieu of a fractional share otherwise required to be delivered to the Participant; provided further, that the Committee shall have sole discretion to cause the Company to settle SARs by payment in cash or partly in cash and partly in Stock. All such shares shall be valued at their Fair Market Value as of the date of exercise of the SAR. So long as the Participant who receives an SAR is subject to Section 16(b) of the Securities Exchange Act of 1934 with respect to securities of the Company and except as otherwise provided by Section 7.3.E, the Committee may not cause the Company to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash pursuant to this subsection, unless (i) such exercise occurs no earlier than six months after the date of grant of the SAR and during the period beginning on the third business day following the date of release by the Company for publication of its quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date or otherwise complies with the restrictions of Rule 16b-3 under the Exchange Act, and (ii) the Committee approves such form of settlement.

               C. Subject to the provisions of Section 12.2, no payment will be required from the Participant upon exercise of an SAR, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be withheld or paid promptly by the Participant upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares of Stock.

               D.   Upon exercise of an SAR, the number of shares
<PAGE 11> of Stock subject to exercise under the SAR or a related
Option shall automatically be reduced by the number of shares of Stock represented by the SAR or related Option or portion thereof surrendered. Shares of Stock subject to SARs or related Options or portions thereof surrendered upon the exercise of SARs shall not be available for subsequent Awards under this Plan.

               E. If neither the SAR nor the related Option, in whole or in part, is exercised before the end of the day on which the SAR ceases to be exercisable, such SAR or portion thereof (to the extent exercisable) shall be deemed exercised on such day and a payment in the amount prescribed by Section 7.3.B. of this
Article VII, less any applicable taxes, shall be paid to the Participant in cash.
ARTICLE VIII.

Nontransferability of Options and SAR's

               8.1 Options and SARs granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options and SARs may be exercised only by the Participant. Options and SARs exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

ARTICLE IX.

Forfeiture Upon Occurrence of Certain Acts

               9.1 Notwithstanding any other provision of this Plan, no payment of any Award shall be made and all rights of the Participant who received such Award (or his designated beneficiary or legal representatives) to the payment thereof under this Plan shall be forfeited if, prior to the time of such payment, the Participant (i) shall be employed without the Company's or affiliate's consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an affiliate; (ii) divulges without the consent of the Company any secret or confidential information belonging to the Company or an affiliate; (iii) has been dishonest or fraudulent in any matter affecting the Company or any affiliate; or (iv) has committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company or any affiliate. The Company shall give a Participant written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the foregoing clauses (i), (ii), (iii) and (iv) of this Section 9.1 shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the
<PAGE 12> Committee.

ARTICLE X.

Stock Adjustments

               10.1 In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to an Award under this Plan and to the maximum number of shares of Stock that may be subject to Awards as set forth in
Section 3.2, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. A change in only the par value of the Shares shall not require any adjustment. Where appropriate, outstanding Awards shall also be amended as to Option Price and other terms as may be necessary to equitably reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

               10.2 Fractional shares resulting from any adjustment in Awards pursuant to this Article X shall be carried through until exercise of affected Awards, but Awards may only be exercised for full or whole shares and, unless the Committee determines otherwise, a Participant shall not be entitled to any settlement for fractional shares. In the event that an Award is exercised for all full or whole shares of Stock subject to the Award, the number of shares of Stock subject to the Award shall be deemed rounded down to the nearest whole number and, upon exercise for such whole number of shares of Stock, the Award shall terminate. Notice of any adjustments shall be given by the Company to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

               10.3 Notwithstanding anything to the contrary in this Plan, in the event an agreement is entered into by the Company providing for any merger or consolidation or similar transaction of the Company with or into any other corporation whereby the Company is not to be the surviving entity, or the
<PAGE 13> sale of all or substantially all of the assets of the
Company, or an offer to purchase by a party, other than the Company, to all stockholders of the Company for at least 35 % of the outstanding Stock is made, all outstanding Awards shall be immediately exercisable.

               10.4 Any agreement to which the Company is a party which provides for any merger, consolidation or similar transaction of the Company with or into another corporation whereby the Company is not to be the surviving corporation may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for accelerated vesting and accelerated expiration, or for an equitable mandatory settlement of outstanding Awards in cash based on the consideration paid to shareholders in such transaction and all outstanding Awards shall be subject to such agreement. In any case where the Awards are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the per share purchase price shall be made.

ARTICLE XI.

Suspension, Termination and Amendment of the Plan

               11.1 To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; and (b) notwithstanding anything to the contrary herein, no amendment may be adopted to increase the number of securities that may be issued under the Plan (except as specified in Article X hereof), materially increase the benefits accruing to recipients or materially modify the requirements for eligibility to participate in the Plan, without the approval of the shareholders of the Company, to the extent that shareholder approval is required under Section 16 of the Securities Exchange Act, and the regulations thereunder, as from time to time in effect. The amendment or termination of this Plan shall not, without the consent of a Participant, adversely affect or impair any rights of a Participant under any Award previously granted hereunder; provided, however, that any amendment or termination contemplated by this Plan, including without limitation, by
Section 10.4, shall be conclusively presumed not to adversely affect or impair rights of a Participant under any Award.

               11.2 Upon the dissolution or liquidation of the Company, this Plan and the Awards issued thereunder shall terminate.
  <PAGE 14>
ARTICLE XII.

Miscellaneous

               12.1 No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to receive any Awards under this Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any affiliate, and it shall not be deemed to interfere in any way with the Company's or an affiliate's right to terminate or otherwise modify an employee's employment at any time.

               12.2 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary.
Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee, in its sole discretion, may permit a Participant to elect to satisfy all or part of such Participant's withholding or income tax obligations, arising in connection with Awards under the Plan by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to the Participant or by surrendering all or a portion of any shares of stock previously acquired by the Participant. Such shares of Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of withholding taxes by assigning shares of Stock to the Company may be subject to such additional restrictions as the Committee at any time deems appropriate. If the holder of shares of Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such ISO was granted or within one year of such exercise, he shall notify the Company of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, the Company may withhold all or a portion of any salary then or in the future owed to such holder as necessary to satisfy such requirements. The Committee may, from time to time, make or impose, in its
<PAGE 15> discretion, such additional restrictions, rules or regulations as it deems appropriate with respect to withholding of any taxes.

               12.3 Failure to Comply With Terms and Conditions. Notwithstanding any other provisions of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Participant breaches a restriction or any of the terms, restrictions and/or conditions of this Plan and/or the Agreement.

               12.4 Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees and any receiver. Subject to the terms of this Plan, all obligations of the Company under the Plan with respect to Awards shall be binding on successors and assigns of the Company.

               12.5 Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake or judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of his Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith.

               12.6 Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

               12.7 Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws, principles thereof.

               12.8 Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or
<PAGE 16> regulation, including, but not limited to, the Code and the Exchange Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee. Where used in this Plan, the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Company as such terms are defined under Section 424 of the Code. The captions of the numbered sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

               12.9 No Restrictions on Issuances of Other Shares and Securities. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company, its affiliates or any other of its or their affiliates to issue, grant, award or assume stock or options, warrants or rights to purchase or receive stock, otherwise than under this Plan, or to adopt other stock plans or to impose any requirement of shareholder approval upon the same. <PAGE 17>